Exhibit 10.27

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is entered into as of August 16, 2007 (the “Effective Date”) between Goldschmidt GmbH, a German company with its principle place of business at Goldschmidtstrasse 100, 45127 Essen, Germany (“Licensee”) and Helix BioMedix, Inc., a Delaware, United States corporation with its principle place of business at 22118 20th Avenue SE, Suite 204, Bothell, WA 98021, U.S.A. (“Licensor”).

1. Certain Definitions.

1.1 “Affiliate” of a party means an entity directly or indirectly controlling, controlled by or under common control with that party, where control means the ownership or control, directly or indirectly, of more than 50% of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, as of the Effective Date of this Agreement or hereafter during the term of this Agreement; provided that such entity shall be considered an Affiliate only for the time during which such control exists.

1.2 “Combination(s)” means any product combination made by incorporation of one or more other active ingredient(s) with a Product.

1.3 “Disclosing Party” means a party hereto that discloses its Proprietary Information to the other party.

1.4 “Final Formulations” means any final personal care formulation made by customers of Licensee that incorporates one or more Peptides (themselves incorporated in Product(s) or Combination(s)) and that is marketable to end customers as a cosmetic or, as the case may be in certain jurisdictions, as a non-prescription drug if qualified as such under the relevant national regulatory system.

1.5 “Improvements” means any and all new experiences, findings, improvements, modifications, developments and/or inventions, whether patentable or not, pertaining to Peptides. Notwithstanding the foregoing: (i) Improvements shall not include specific formulations, including but not limited to Products, Combinations and Final Formulations, developed by either party or its customers respectively, containing any Peptide; and (ii) Improvements shall include peptides and other molecules other than the Peptides (as defined herein) only if such an additional peptide or other molecule is derived from a Peptide claimed in the First Application.

1.6 “Licensed Area” means the use of any Peptide, Product or any Combination in a Final Formulation that is marketable to end customers as a cosmetic or, as the case may be in certain jurisdictions, as a non-prescription drug if qualified as such under the relevant national regulatory system.

Confidential treatment has been requested for portions of this exhibit. This exhibit omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.7 “Net Sales Value” means: ***

1.8 “Peptide(s)” means any of Licensor’s proprietary bioactive peptides claimed in the Subject IP.

1.9 “Product(s)” means any formulation, such as but not limited to any dispersion, solution or gel, incorporating one or more Peptides as active ingredients, that is made by or for Licensee and marketed by Licensee to third parties solely for use in Final Formulations.

1.10 “Proprietary Information” of a Disclosing Party means the following, to the extent previously, currently or subsequently disclosed to the other party hereunder or otherwise: information relating to (i) Products, ingredients, items, substances and Combinations thereof developed, produced and/or sold by the Disclosing Party, in particular their properties, composition, or structure of technology or the manufacture or processing thereof or machines therefor or (ii) to the Disclosing Party’s business (including, without limitation, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics, and other technical, business, financial, customer and product development plans, forecasts, strategies and information). In particular, but without limitation, the Peptides and their properties, composition, or structure, and the Technology, are Proprietary Information of Licensor.

1.11 “Receiving Party” means a party hereto that receives Proprietary Information of the other party.

1.12 “Royalty Period” shall mean, throughout the term of this Agreement, semi-annual periods starting from January 1 until June 30 and July 1 until December 31. If this Agreement ends in between such periods the last Royalty Period shall end at the same time as this Agreement.

1.13 “Subject IP” means the US patent applications No. *** (“First Application”) and No. *** (“Second Application”) and any continuations, divisionals, reissues, registrations, confirmations, term extensions or reexaminations thereof, any subsequent filings in any country claiming priority therefrom, and any and all discoveries or inventions embodied within the foregoing that are owned by Licensor as of the Effective Date; provided that Subject IP excludes continuations-in-part. Notwithstanding the foregoing, with respect to the Second Application, Subject IP includes only the peptides *** and the associated rights covered by the Second Application.

1.14 “Technology” means inventions (whether or not patentable), ideas, processes, formulas and know-how owned by Licensor as of the date of this Agreement and relating to the Peptides.

1.15 “Territory” means ***.

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2. License Grant. Subject to all the terms and limitations of this Agreement, Licensor hereby grants Licensee a license under the Subject IP and the Technology within the scope described in this Section 2 and Section 3. This license is limited to and may be exercised solely for the purposes of: (i) performing evaluation and testing of the Peptides to determine their suitability as ingredients in Products, Combinations and Final Formulations, including without limitation toxicity and effectiveness tests and trials; (ii) making Peptides or having made Peptides by a toll-manufacturer and/or sourcing Peptides from third parties (in each case at Licensee’s expense); provided that any toll-manufacture by or sourcing of Peptides from a company that is not located in *** shall require the prior approval of Licensor; (iii) making, or having made by a toll-manufacturer, Products and/or Combinations; and (iv) marketing (including selling and offering to sell) Products and Combinations solely in the Licensed Area and solely in (including importing and exporting them within) the Territory. Licensee will not make or market Final Formulations. Licensee will notify Licensor promptly after the engagement of any toll-manufacturer or other third party as provided in subsections (ii) and (iii) above, such notice to include the identity of such third party and the manufacturing tasks for which the third party is engaged.

3. License Scope. Licensee’s license is exclusive (including as against Licensor) for the purposes stated in Section 2(iii) and (iv) and includes the right to grant sublicenses to Licensee’s worldwide customers solely to permit those customers to use the Products and Combinations and to make or have made and to market or have marketed Final Formulations (but not to market or otherwise distribute the Products or Combinations other than as incorporated into Final Formulations).

4. Right of First Offer. Licensor will promptly notify Licensee of any additional peptide or other molecule that is derived from a peptide or peptides claimed in the Second Application, that has ***, and that is developed by or for Licensor within a period of 5 (five) years from the Effective Date (a “Subject Peptide”). Licensee may, within 60 (sixty) days of such notice from Licensor, notify Licensor that Licensee wishes to negotiate for an exclusive license to the Subject Peptide(s) (the “Licensee ROFO Notice”). The parties agree to negotiate in good faith for the exclusive license to Licensee of the Subject Peptide(s) during the 60 (sixty) day period following the effectiveness of the Licensee ROFO Notice. If (i) the Licensee ROFO Notice is not timely given by Licensee or (ii) the parties do not enter into a written agreement for such license during such 60-day period, the right of first offer described in this section shall terminate with respect to the Subject Peptide(s) that is/are the subject of Licensor’s particular offer and such Subject Peptide(s) shall, as between the parties, be and remain the sole property of Licensor without restriction.

5. Improvements. Any Improvements (whether or not patentable or copyrightable) that either party develops shall be owned solely by such party. Such party shall have the right, at its own expense and solely in its own name, to apply for, prosecute and defend its proprietary rights with respect thereto. Each party will promptly disclose to the other party any Improvements made by or for it within a period of 5 (five) years from the Effective Date. Each party hereby licenses to the other party any Improvements made

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by or for it during such 5-year period as follows: (i) Licensor hereby grants to Licensee a worldwide, royalty-free, non-exclusive, perpetual license to fully exploit any such Improvements that are within the Licensed Area; and (ii) Licensee hereby grants back to Licensor a worldwide, royalty-free, non-exclusive, perpetual license to fully exploit any such Improvements that are outside the Licensed Area (provided that this provision will not be deemed to grant to either party any right or license not expressly granted herein, including, without limitation, any right to disclose Proprietary Information of the respective other party).

6. Marketing Efforts. Licensee will use reasonable commercial efforts to successfully market Products and/or Combinations on a continuous basis for incorporation into Final Formulations by its customers under its license. As part of such efforts, but without limitation, Licensee will feature the Products and/or Combinations in a prominent location in its relevant catalogs, actively seek customers for Products and/or Combinations, and provide formulary and sales support to its customers at levels meeting or exceeding industry standards.

7. Marks; Marking.

7.1 Except as expressly provided herein or subsequently authorized by Licensor in writing, (i) Licensee will not use or register any mark, name, or designation of Licensor anywhere in the world and (ii) Licensee has no right or license with respect to any mark, name, or designation of or used by Licensor. Use of any Licensor mark and any related goodwill will inure to Licensor’s benefit.

7.2 Unless otherwise indicated by Licensor in writing, Licensee will mark all Product and Combination packaging, in easily readable, non-obscured type, with applicable patent notices (including “pat.” or “patent” and the applicable patent numbers) and notices of patent pending. In addition, Licensee will ask its customers to mark all packaging of Final Formulations in the same manner as described above.

8.***; Royalties; Audit.

8.1***

8.2***

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8.3 Licensee will pay Licensor a running royalty on Net Sales Value from the sale or other disposition of Products and Combinations at the following rates with respect to the following periods during the term hereof:

Years (from the Effective Date)	Royalty Rate
1 through 5	*** percent
6 through 10	*** percent
11 through 15	*** percent
16 and thereafter	*** percent

If the grant of a patent covering all or part of the Subject IP in a particular region or country is revoked or such a patent is abandoned, but a patent application pertaining to Subject IP and covering at least one Peptide, Product or Combination being commercialized by Licensee hereunder is pending in such region or country, the applicable royalty rate as set forth in this Section 8.3 after the date of revocation or abandonment shall be reduced by *** with respect to such region or country as to any affected Product or Combination, unless and until a patent as to such region or country pertaining to Subject IP and covering such Peptide Product or Combination is in place and the necessary rights therein are controlled by Licensor or Licensee; provided that such reduction shall not apply to any Product or Combination that contains any Peptide that is not affected by such revocation or abandonment. If a patent or patents covering the Subject IP in a particular region or country is/are finally revoked or finally abandoned and no patent application or patent covering at least one Peptide Product or Combination being commercialized by Licensee hereunder is pending in such region or country, ***

8.4 Licensee guarantees that earned running royalties will equal or exceed a minimum amount of US-$*** US dollars) with respect to the period from the Effective Date through the end of 2010 (the “Initial Period”). If earned running royalties with respect to the Initial Period fall short of the minimum amount specified above, then Licensee shall pay to Licensor, within 30 days after the end of 2010, the difference between such earned running royalties and such minimum amount, it being understood that total payment required pursuant to this Section 8.4 for the Initial Period will not exceed the minimum amount specified above.

The parties will negotiate in good faith to agree upon minimum royalties with respect to each of calendar years 2011 through 2013 by the end of the Initial Period, and thereafter with respect to each individual calendar year of each three-calendar-year period remaining during the term hereof (and any shorter period that may remain at the end of the term hereof), such agreement to be reached in each case not later than the end of the last calendar year as to which minimum royalties then apply. The parties shall enter into such negotiations 4 (four) months before the end of the Initial Period or, with respect to any other period, 4 (four) months before the end of the prior period as to which agreement has been reached. Provided an agreement has been reached, if as to any calendar year during the term after 2010 earned running royalties fall short of the minimum amount agreed with respect to such calendar year, then Licensee shall pay to Licensor, within 30 days after the end of such calendar year of shortfall, the difference between such earned running royalties and the minimum amount agreed for such calendar year, it being understood that total payment required pursuant to this Section 8.4 for the calendar year of shortfall will not exceed the minimum amount agreed upon for such calendar year.

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If such agreement is not reached with respect to 2011 through 2013 by the end of the Initial Period, or with respect to any other three-year period before the end of the prior period as to which agreement has been reached, then with respect to any such failure to agree the license granted to Licensee hereunder shall become nonexclusive, effective from the beginning of the first calendar year as to which no such agreement was reached and continuing until the termination or expiration of this Agreement. Further, any and all requirements with respect to minimum royalties and each party’s rights and obligations relating thereto according to this Section 8.4 or any other section of this Agreement shall terminate automatically at the time the license becomes nonexclusive (except that rights accrued to that time will not be affected).

No claim for a minimum royalty payment, either in whole nor in part, shall arise according to this Section 8.4, if this Agreement is terminated in accordance with Section 12.2(ii), 12.3(i) or 12.3(ii).

8.5 Running Royalties as set forth in Section 8.3 shall be paid within 30 (thirty) days of the end of a Royalty Period with respect to royalty-bearing sales occurring in that period, and will be accompanied by a statement indicating the associated Net Sales Value and royalties payable (including currency conversions), itemized by Products and Combinations, and also identifying the Licensee customers or other third parties to which such Net Sales Value is attributable and the amount of such Net Sales Value that is attributable to each such customer or other third party. Royalties shall be paid by Licensee in U.S. dollars, with currency conversions calculated based upon the applicable closing exchange rates quoted by the Deutsche Bank foreign exchange desk on the last business day of the applicable Royalty Period. Any amount payable hereunder that is not paid on the date that it becomes due will bear interest, calculated based on the number of days such payment is late and compounded monthly, at a rate of the lesser of (i) 0.5 % per month or (ii) the maximum rate permitted by applicable law.

8.6 The payments to be made by Licensee to Licensor pursuant to this Agreement shall not be reduced by any taxes, expenses, fees or other withholdings levied upon said payments under the laws of the Federal Republic of Germany, unless all of the following requirements are met: (i) The amount by which the payments are reduced is a tax imposed on income and is not an excise, franchise, turnover, value added tax or any other type of levy or duty; (ii) the tax is imposed on Licensor under the laws of the Federal Republic of Germany and the Double Taxation Convention between the Federal Republic of Germany and the U.S.A., and Licensee is required by law to withhold the tax from payments to Licensor and to pay the tax withheld to the relevant tax authorities; and (iii) Licensee furnishes to Licensor, without undue delay, a tax receipt for the tax withheld. All taxes, licenses, fees or other levies and duties imposed upon or which arise because of payments to Licensor by Licensee under the laws of the Federal Republic of Germany, other than those which meet the above requirements shall be paid and absorbed by Licensee. All taxes, licenses, fees or other levies or duties imposed upon such payments under the laws of the United States of America

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shall be borne by Licensor. The parties acknowledge and agree that as of the Effective Date, the applicable Double Taxation Convention withholding rate is 0%, and that as such no withholding by Licensee as described in this section will by made by Licensee absent a change in the Double Taxation Convention, provided the German tax authorities have issued to Licensee an official certificate of exemption (“Freistellungsbescheinigung”).

8.7 Within 20 (twenty) days after the beginning of each calendar quarter, Licensee will report to Licensor the Net Sales Value generated during the previous calendar quarter, and identifying the associated customers or other third parties to which such Net Sales Value is attributable and the amount of such Net Sales Value that is attributable to each such customer or other third party.

8.8 Licensee shall keep and maintain detailed and accurate books and records with regard to Net Sales Value, royalties, and the calculation thereof. A reputable independent certified public accounting firm selected by Licensor shall be entitled to review and audit such books and records from time to time during normal business hours upon reasonable notice to Licensee and at Licensor’s expense for the sole purpose of confirming the accuracy and completeness of all royalty payments; provided that Licensee will bear any such expense if the review or audit shows an underpayment of more than 5% for any Royalty Period or in the aggregate.

9. No Restriction on Competition; Nonsolicitation. Nothing in this Agreement shall be deemed to prohibit Licensee from developing, making, using, marketing or otherwise distributing or promoting products competitive with Products and/or Combinations or Final Formulations produced hereunder, provided that Licensee does not breach any provision of this Agreement (including, without limitation, Section 10 (Confidentiality) or disparage the Peptides or any Products and/or Combinations or Final Formulations produced hereunder. However, during the term of this Agreement and for one year thereafter, neither party, will solicit any employee or consultant of the other to leave the employ of the other; the foregoing does not prohibit mass media “want ads” not specifically directed towards employees or consultants of a party.

10. Confidentiality. Each party recognizes the confidential nature of the other party’s Proprietary Information, the importance to the business of the other party and that neither party would enter into this Agreement without assurance that such information and the value thereof will be protected as provided in this Section 10 and elsewhere in this Agreement.

Accordingly, each party agrees as follows:

10.1 The Receiving Party agrees: (i) to hold the Disclosing Party’s Proprietary Information in confidence and to take reasonable precautions to protect such Proprietary Information (including, without limitation, all precautions the Receiving Party employs with respect to its confidential materials); (ii) not to divulge (except to Affiliates, customers, and toll-manufacturers of Licensee as far as necessary for Licensee to

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practice the rights granted under its license hereunder, provided that such Affiliates, customers or toll-manufacturers have first entered into a confidentiality agreement with Licensee with provisions no less restrictive than those set forth in this Section 10) any such Proprietary Information or any information derived therefrom to any third person except as expressly authorized in this Agreement; (iii) not to make any use whatsoever at any time of such Proprietary Information except as expressly authorized in this Agreement; and (iv) not to remove or export from the United States or reexport any such Proprietary Information or any direct product thereof (e.g., Peptides, or Products and/or Combinations or Final Formulations by whomever made) except in compliance with and with all licenses and approvals required under applicable U.S. and foreign export laws and regulations, including without limitation, those of the U.S. Department of Commerce. Any employee given access to any such Proprietary Information must have a legitimate “need to know” and shall be similarly bound in writing if he/she is not already bound by confidentiality and restricted-use terms not less severe than those stipulated herein.

10.2 Without granting any right or license, the Disclosing Party agrees that clauses (i), (ii) and (iii) of Section 10.1 shall not apply with respect to information the Receiving Party can document: (i) is in or (through no improper action or inaction by the Receiving Party or any Affiliate, agent or employee) enters the public domain (and is readily available without substantial effort); or (ii) was rightfully in its possession or known by it prior to receipt from the Disclosing Party; or (iii) was rightfully disclosed to it by another person without restriction; or (iv) was independently developed by it by persons without access to such information and without use of any Proprietary Information of the Disclosing Party. The Receiving Party must promptly notify the Disclosing Party of any information it believes comes within any circumstance listed in the immediately preceding sentence and will bear the burden of proving the existence of any such circumstance by clear and convincing evidence. In addition, the Receiving Party may make disclosures required by law, provided that the Receiving Party gives the Disclosing Party prompt written notice of such requirement prior to such disclosure, uses reasonable efforts to limit disclosure and to obtain confidential treatment or a protective order, and has allowed the Disclosing Party to participate in the proceeding. Each party’s obligations under Section 10.1 will apply only to disclosures made during the term of this Agreement; however, such obligations will continue for a period of 10 (ten) years from the date of first disclosure with respect to disclosures made during that period.

10.3 Immediately upon termination of this Agreement, the Receiving Party will turn over to the Disclosing Party all Proprietary Information of the Disclosing Party and all documents or media containing any such Proprietary Information and any and all copies or extracts thereof.

10.4 The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party’s Proprietary Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party

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resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief (without the posting of any bond) in addition to whatever remedies it might have at law and to be indemnified by the Receiving Party from any loss or harm, including, without limitation, lost profits and reasonable attorney’s fees, in connection with any breach or enforcement of the Receiving Party’s obligations hereunder or the unauthorized use or release of any such Proprietary Information. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this Section 10 will constitute a material breach of this Agreement.

11. Patent Matters; Third Party Rights.

11.1 Licensor retains the sole right and discretion to file and prosecute patent applications and maintain patents in the Territory relating to the Peptides, Subject IP and Technology and any Improvements or other developments or inventions made by or for Licensor, except as otherwise set forth in the following sentence. Licensee will not attempt to file or prosecute any such patent applications or maintain any such patent (i) except as Licensor may, at its sole discretion, approve in writing and (ii) except that Licensee may continue maintenance of patents issued in the Territory and licensed hereunder and may file and prosecute patent applications covering Peptides, in each case if Licensor elects not to do so, and at Licensee’s expense. Licensor shall notify Licensee, in due time before the expiry of the international phase of the PCT procedure, as to which PCT countries Licensor will seek patents in the national phase of the PCT procedure so that Licensee may seek patent protection in the countries as to which Licensor does not elect to seek such protection. Licensee shall pay for Net Sales Value of Products and Combinations with respect to sales or other dispositions into countries where it maintains such patents or files and prosecutes such applications a royalty at ***% of the otherwise applicable royalty rate.

11.2 Licensor agrees to file, and make reasonable commercial efforts to prosecute national patent applications and maintain any patents granted upon such applications, at least for the countries listed in Exhibit A.

11.3 If Licensee becomes aware of any product or activity of any third party that may involve infringement or violation of any Subject IP in the Territory, then Licensee shall promptly notify Licensor in writing of such actual or potential infringement or violation. Licensor may in its discretion take or not take whatever action it believes is appropriate in response to any actual or potential infringement or violation of Subject IP; if Licensor elects to take action, Licensee will fully cooperate therewith at Licensor’s expense, including joining as a party if necessary.

11.4 If Licensor does not, within 90 days after receipt of a notice from Licensee in accordance with Section 11.3 of a patent infringement within the scope of the then-remaining exclusivity of Licensee’s license hereunder, commence action directed toward restraining or enjoining such infringement of Subject IP, Licensee, so long as

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such exclusivity remains in effect, may take such legally permissible action as it deems necessary or appropriate to enforce the Subject IP and restrain such infringement. Licensor agrees to cooperate reasonably, at Licensee’s expense, in any such action Licensee initiates or wishes to initiate, including supplying essential documentary evidence and making essential witnesses then in Licensor’s employment available. As part of such cooperation, Licensee may join or include Licensor as a party if necessary, although such joinder or inclusion shall be entirely at Licensee’s expense. Nothing in this Section 11.4 allows Licensee or requires Licensor to disclose Proprietary Information of Licensor.

11.5 If Licensor initiates and prosecutes any action under Section 11.3, all legal expense (including court costs and attorneys’ fees) shall be borne by Licensor and Licensor shall be entitled to all amounts awarded by way of judgment, settlement or compromise. Similarly, if Licensee initiates and prosecutes an action under Section 11.4, all legal expenses (including court costs and attorneys’ fees) shall be borne by Licensee and Licensee shall be entitled to all amounts awarded by way of judgment, settlement, or compromise.

11.6 Licensor and Licensee agree to work cooperatively regarding issues concerning Subject IP and similar matters and to exercise reasonable business judgment in carrying out the objectives of this Agreement to avoid exposing either party to liability under patent or similar laws in any of the countries in the Territory.

11.7 Licensor shall be responsible for a freedom to operate study concerning all Peptides that have passed the Toxicity Tests (as defined in Section 12.3(i)), with a scope to include ***. Licensor will make reasonable commercial efforts to determine the initial results of such study within 60 days after the Toxicity Tests have been completed and notice of the results of the Toxicity Tests has been given by Licensee to Licensor, and to finalize such study within 60 days after such initial results are due hereunder. Licensor shall disclose to Licensee promptly after determination of initial results and after completion of the entire study the results of such freedom to operate study to the extent that Licensor determines such disclosure may be made without waiving any legal privilege (and any such information disclosed shall in any event be Proprietary Information of Licensor). The costs of such freedom to operate study conducted by Licensor shall be borne by Licensor.

Licensee shall be responsible for a freedom to operate study concerning all Peptides that have passed the Toxicity Tests, with a scope to include ***. Licensee will make reasonable commercial efforts to determine the initial results of such study within 60 days after completion of the Toxicity Tests, and to finalize such study within 60 days after such initial results are due hereunder. Licensee shall disclose to Licensor promptly after its completion the results of such freedom to operate study to the extent that Licensee determines such disclosure may be made without waiving any legal privilege (and any such information disclosed shall in any event be Proprietary Information of Licensee). Licensee shall be responsible for any freedom to operate study concerning the Peptides that have passed the Toxicity Tests outside the territories of ***, and

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further for any freedom to operate study concerning Peptides Licensee elects to commercialize other than those that pass the Toxicity Tests, with respect to any country in the Territory. Licensee shall furthermore be responsible for any freedom to operate study concerning any Products and Combinations in the Territory. Licensee may decide at its own discretion for which countries of the Territory it shall carry out such studies depending on the results of its worldwide patent searches. The costs of all such freedom to operate studies conducted by Licensee shall be borne by Licensee.

12. Term and Termination.

12.1 This Agreement will remain in effect from the Effective Date until the expiration of the last-to-expire patent included in the Subject IP licensed hereunder, unless terminated pursuant to this Section 12.

12.2 Either party may terminate this Agreement:

(i) upon 30 days’ notice if for any period of three consecutive years after 2010 during the term of this Agreement earned running royalties fall short of the minimum amounts agreed to pursuant to Section 8.4 with respect to each of such three years (regardless of whether such shortfall has been paid by Licensee as required by Section 8.4), provided Licensee still holds an exclusive license at that time. Notice of termination under this Section 12.2(i) must be given within 60 days after the end of any such consecutive three-year period of shortfall. No claim for a minimum royalty payment, either in whole nor in part, shall arise for the calendar year in which such termination becomes effective.

(ii) upon notice to the other party if such party concludes, in its reasonable discretion, that the freedom to operate studies for *** to be performed pursuant to Section 11.7 reveal a serious risk of future patent infringement from the commercialization of the Peptides that have passed the Toxicity Tests and, in consequence thereof, a Peptide portfolio consisting of a minimum of one Peptide from the First Application (*** to be considered as “one” Peptide) and one Peptide from the Second Application (a “Minimum Peptide Portfolio”) (a) can be reasonably marketed neither in ***; or (b) can only be reasonably marketed in ***, but not in ***; or (c) can only be reasonably marketed in *** but not in ***, due to such infringement risk. Notice of termination under this Section 12.2(ii) must be given within 60 (sixty) days after each party’s disclosure of the final results of the freedom to operate study to be performed by such party in accordance with Section 11.7. In case none of the Peptides that pass the Toxicity Tests can be reasonably marketed due to a risk of future patent infringement, Licensee may request from Licensor a refund of *** payments already made by Licensee to Licensor according to Section 8.1 upon termination.

(iii) upon 30 days’ notice, if a party materially breaches a material provision of this Agreement (including without limitation any breach of Licensee’s obligation to pay running royalties in accordance with Section 8) unless the breach is cured within the notice period.

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12.3 In addition to the termination rights stipulated in Section 12.2, Licensee may immediately terminate this Agreement:

(i) upon notice to Licensor given within 30 days after completion of the Toxicity Tests, but no later than October 31, 2007, if the results of toxicity testing (AMES tests) on following Peptides claimed in the First Application, namely ***, together with the results of the toxicity testing (AMES tests) already performed with respect to *** (together, the “Toxicity Tests”), are such that a Peptide portfolio consisting of at least two Peptides (*** to be considered as “one” Peptide) from the First Application and at least one Peptide from the Second Application (a “Larger Peptide Portfolio”) ultimately has not passed the Toxicity Tests. Licensee shall be entitled to terminate the Agreement according to this Section 12.3(i), even if the Minimum Peptide Portfolio as defined 12.2(ii) has passed the Toxicity Tests. Furthermore, if a Larger Peptide Portfolio has not passed the Toxicity Tests, Licensee’s obligation to make *** payments according to Section 8.1 shall be reduced to ***% (*** percent) of the amounts specified in Section 8.1. If Licensee has already submitted such *** payments to Licensor by the time of giving notice, Licensee may request a refund of ***% (*** percent) of the *** payments already made.

(ii) upon notice to Licensor given within 60 (sixty) days after each party’s disclosure of the final results of the freedom to operate study to be performed by such party in accordance with Section 11.7, if Licensee, in its reasonable discretion, concludes, based on the results of the freedom to operate studies that the Larger Peptide Portfolio (as defined in 12.3 (i)), having passed the Toxicity Tests, (a) can reasonably be marketed neither in ***; or (b) can only be reasonably marketed in ***, but not in ***; or (c) can only be reasonably marketed in ***, but not in ***, due to an infringement risk. Licensee shall be entitled to terminate the Agreement according to this Section 12.3 (ii), even if, as a conclusion from the results of the freedom to operate studies, the Minimum Peptide Portfolio (as defined 12.2 (ii)), having passed the Toxicity Tests, would be marketable in ***.

12.4 In the event of any termination of this Agreement, all the rights and licenses granted Licensee under this Agreement and Licensee’s obligation under Section 6 shall terminate and Licensor’s obligations to negotiate or provide goods, services, facilities, technology or information shall cease but all other provisions of this Agreement will continue in accordance with their terms. Notwithstanding the foregoing, upon termination Licensee shall be entitled to finish all Products and Combinations which are already under manufacture at the date of the termination notice, and to continue the sale of the Products/ Combinations for a period of not more than 9 (nine) months thereafter, unless Licensor has terminated this Agreement according to Section 12.2 (iii). Licensee’s obligations to make royalty payments pursuant to Section 8 and Licensor’s right to verify the royalty payments as set out in Section 8.8 shall remain unaffected.

12.5 Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other arising from or incident to any termination of this Agreement (or any part thereof) by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses.

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12.6 Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.

13. Warranties and Representations

13.1 Licensor warrants and represents that, as of the Effective Date:

(i) it owns the entire right, title and interest in each Peptide and the Subject IP hereunder, free and clear of any claim or right of any third party, including any governmental authority;

(ii) it has the sole and exclusive right to enter into and to perform this Agreement;

(iii) it has not entered into any agreement, commitment or understanding that would preclude, frustrate or impede the ability of the parties to enter into and perform this Agreement;

(iv) it has not provided, directly or indirectly, any Peptides, samples thereof or any Proprietary Information relating to Technology to any third party other than under confidentiality and use restrictions at least as rigorous as those in the Confidentiality Agreement entered into by the parties on April 12, 2006;

(v) it has no knowledge of any infringement by any third party of the Subject IP; and

(vi) to it’s knowledge, the Peptides themselves (considered in isolation from their use in any Product, Combination, Final Formulation or otherwise) do not infringe the intellectual property rights of any third party existing as of the Effective Date of this Agreement.

13.2 Licensee warrants and represents that, as of the Effective Date:

(i) it has the sole and exclusive right to enter into and to perform this Agreement; and

(ii) it has not entered into any agreement, commitment or understanding that would preclude, frustrate or impede the ability of the parties to enter into and perform this Agreement.

13.3 If due to an actual or potential infringement of a third party intellectual property right by commercialization of a Peptide, Licensee is no longer reasonably able to sell a Product or Combination incorporating such Peptide and Licensor does not

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provide to Licensee a non-infringing Peptide which is acceptable to Licensee as a suitable alternative to the infringing Peptide, the minimum royalties (to the extent then agreed upon and in place) applicable pursuant to Section 8.4 to the period during which such sales may thereafter not reasonably be made, shall be reduced according to the portion of total Net Sales Value generated by the Product or Combination incorporating the infringing Peptide over the most recent calendar year during which such sales were made, applied pro rata.

14. Indemnification.

14.1 Licensor shall indemnify, defend and hold Licensee harmless from any claims, demands, lawsuits, charges or damages (including attorneys’ fees and expenses) (collectively “Costs”) arising out of or relating to infringement by the Peptides per se (considered in isolation from their use in any Product, Combination, Final Formulation or otherwise), through Licensee’s commercialization of Products or Combinations as permitted hereunder, of the intellectual property rights of any third party; provided that the aggregate liability of Licensor under this Section 14.1 and Section 14.3 shall not exceed ***

14.2 Licensee shall be responsible for compliance with all applicable laws and regulations relating to the manufacture, labeling, commercialization, transportation, sale and use of Peptides, Products and Combinations by or for Licensee and, as applicable, for obtaining any necessary government permits or licenses for such activities. Licensee shall indemnify, defend and hold Licensor harmless, from any Costs arising out of or relating to the manufacture, labeling, commercialization, transportation, sale or use of Peptides, Products and Combinations by or for Licensee, including without limitation product liability and infringement claims of third parties, to the extent that such infringement claims are not based on an infringement of third party rights by a Peptide per se (considered in isolation from its use in any Product, Combination, Final Formulation or otherwise) incorporated in such Product or Combination.

14.3 All claims for indemnification under this Agreement shall be made as follows:

(i) In the event a third-party claim, action, suit, or proceeding is made against a party entitled to indemnification under this Section 14 (the “Indemnitee”) for which the Indemnitee would be entitled to indemnification hereunder (a “Claim”), the Indemnitee shall notify the Indemnitor of such Claim, specifying the nature and the amount of the Claim (the “Claim Notice”). The Claim Notice must be delivered promptly after the Indemnitee becomes aware of the Claim, provided that the failure of the Indemnitee to comply with such requirement shall not relieve the party required to indemnify a person under Section 14 (the “Indemnitor”) of its obligations hereunder unless the Indemnitor is materially prejudiced in the defense of the Claim due to such failure on the part of the Indemnitee. The Indemnitor shall have the right to undertake and control the defense of any Claim at its expense through counsel of its own choosing

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(subject to the Indemnitee’s consent to such counsel, which consent may not be unreasonably withheld or delayed). If the Indemnitor undertakes the defense of a Claim: (i) the Indemnitor shall not permit to exist any lien, encumbrance or other adverse charge upon any asset of the Indemnitee; (ii) the Indemnitor may not settle such action without first obtaining the written consent of the Indemnitee, which consent will not be unreasonably withheld or delayed, except for settlements solely covering monetary matters for which the Indemnitor acknowledges responsibility for payment; and (iii) the Indemnitor shall permit the Indemnitee (at the Indemnitee’s sole cost and expense) to participate in such settlement or defense through counsel chosen by the Indemnitee.

(ii) The Indemnitee agrees to preserve and provide access to all evidence in its possession or control that may be useful in defending against a Claim and to provide reasonable cooperation in the defense thereof or in the prosecution of any action against a third party in connection therewith at the Indemnitor’s expense. The Indemnitor’s defense of any Claim or demand shall not constitute an admission or concession of liability therefor or otherwise operate in derogation of any rights the Indemnitor may have against the Indemnitee or any third party. So long as the Indemnitor is reasonably contesting any such Claim in good faith, the Indemnitee shall not pay or settle any such Claim.

(iii) If the Indemnitor elects not to undertake the defense of the Claim, the Indemnitee shall have the right to assume the defense of the Claim through counsel of its own choosing and contest, settle or compromise the Claim in the exercise of its exclusive discretion at the expense of the Indemnitor. All reasonable expenses incurred by the Indemnitee pursuant to this Section 14.3(iii) shall be reimbursed by the Indemnitor within twenty (20) days of receipt of competent written evidence of such expenses.

15. INCIDENTAL AND CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE TO THE OTHER UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT. THE LIMITATIONS IN THIS SECTION 15 SHALL NOT APPLY TO OBLIGATIONS OF EITHER PARTY UNDER SECTION 14 (INDEMNIFICATION), BREACHES BY EITHER PARTY OF SECTION 10 (CONFIDENTIALITY), INTENTIONAL MISCONDUCT OR FRAUD OF EITHER PARTY OR TO INTENTIONAL ACTIONS OF LICENSEE BEYOND THE SCOPE OF THE LICENSE GRANT HEREUNDER. FURTHER, THIS SECTION DOES NOT LIMIT LIABILITY FOR BODILY INJURY OF A PERSON.

16. LIMITATION OF OBLIGATIONS AND LIABILITY. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES,

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TECHNOLOGY OR RIGHTS. FURTHER, EXCEPT FOR OBLIGATIONS OF EITHER PARTY UNDER SECTION 14 (INDEMNIFICATION), WHICH ARE NOT LIMITED BY THIS SENTENCE, NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT FOR ANY AMOUNTS AGGREGATING IN EXCESS OF US-$*** (*** US DOLLARS). THIS SECTION DOES NOT LIMIT LIABILITY FOR INTENTIONAL MISCONDUCT, FRAUD OR BODILY INJURY OF A PERSON.

17. Insurance.

17.1 During the term of this Agreement, each party shall maintain commercial general liability insurance in amounts not less than $*** per occurrence and $*** annual aggregate. Such commercial general liability insurance shall include but not be limited to contractual and product liability coverage. The general liability insurance shall include worldwide coverage. The liability policies required under this Section 17 shall be written as primary and non-contributing to not in excess of any coverage the other party may choose to maintain. The minimum amounts of insurance coverage required under this Section 17 shall not be construed to create a limit of a party’s liability hereunder.

17.2 Each party shall provide the other party with written evidence of such insurance at any time during the term of this Agreement promptly upon the request of the other party. Each party shall provide the other party with written notice at least 15 days prior to any cancellation, non-renewal or material change in such insurance. If a party does not obtain replacement insurance providing comparable coverage prior to the expiration of such 15-day period, the other party shall have the right to terminate this Agreement effective at the end of such 15-day period without any additional waiting periods.

17.3 Each party shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during the period that any Products and/or Combinations are commercially marketed, distributed or sold under this Agreement.

18. Export Control. Licensee shall comply with and shall, at Licensor’s request, demonstrate such compliance with, the U.S. Foreign Corrupt Practices Act and all applicable export laws, restrictions, and regulations of any U.S. or foreign agency or authority, and shall obtain, and bear all expenses relating to, any necessary licenses and/or exemptions with respect to the export from the U.S. or elsewhere by Licensee or its agents of any Peptide (or any product or material containing, incorporating or based on any Peptide) or any Technology or other technology or information it obtains or learns pursuant to this Agreement (or any direct product thereof).

19. Independent Contractors. The parties are independent contractors and not partners, joint venturers or otherwise affiliated and neither has any right or authority to bind the other in any way.

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20. Assignment. The rights and obligations of the parties under this Agreement may not be assigned or transferred (and any attempt to do so will be void), except that: (i) rights to payment of money may be assigned; and (ii) this Agreement and the rights and obligations hereunder may be assigned by a party to an Affiliate or acquiror of all or substantially all of its assets, business or capital stock.

21. WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 13, LICENSOR MAKES NO WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING. LICENSEE MAKES NO WARRANTY WITH RESPECT TO ANY IMPROVEMENTS, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER TO BE FURNISHED TO LICENSOR PURSUANT TO SECTION 5 AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

22. Miscellaneous.

22.1 Amendment and Waiver. Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties.

22.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York and the United States without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

22.3 Arbitration. Any dispute relating to the validity, performance, construction or interpretation of this Agreement which cannot be resolved amicably between the parties shall be submitted to binding arbitration to be held in New York, New York in accordance with the Rules of Arbitration of the International Chamber of Commerce. The arbitration and any pre-arbitral proceedings shall be conducted in English and all documents shall be construed from the English versions thereof. The decision of the arbitrators in any arbitration proceeding between the parties under this Section 22.3 shall be (i) in writing, stating the reasons therefore; (ii) based solely on the terms and conditions of this Agreement, as interpreted in accordance with the laws of the State New York and the United States, (iii) final and binding upon the parties hereto; and (iv) enforceable in any court of competent jurisdiction. However, in urgent cases each party shall have the right to seek preliminary and permanent injunctive relief in any court located in New York, New York, or, if such courts lack jurisdiction, in any court of competent jurisdiction.

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22.4 Headings. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

22.5 Notices. All notices, requests, and other communications hereunder shall be in writing. Any notice, request, or other communication hereunder shall be deemed duly given: (a) when delivered personally to the recipient; (b) 1 business day after being sent to the recipient by reputable overnight courier service (charges prepaid); or (c) 1 business day after being sent to the recipient by fax, and addressed to the intended recipient as set forth below:

If to Licensee:		If to Licensor:

Address:	Goldschmidt GmbH	Address:	Helix BioMedix, Inc.
	Goldschmidtstrasse 100		22118 20thAvenue SE
	45127 Essen		Suite 204
	Germany		Bothell, WA 98021
Fax:	***		USA
Attn:	Legal Department	Fax:	(425) 806-2999
		Attn:	Chief Financial Officer

Copy to:
Fax:	***
Attn:	VP and General Manager Personal Care

Either party may change the address or other contact information to which notices, requests, and other communications hereunder are to be delivered by giving the other party notice in the manner set forth herein.

22.6 Entire Agreement. This Agreement supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among the parties relating to the subject matter of this Agreement and all past dealing or industry custom.

22.7 Force Majeure. Neither party hereto shall be responsible for any failure to perform its obligations under this Agreement (other than obligations to pay money or obligations under Section 10 (Confidentiality)) if such failure is caused by acts of God, war, strikes, revolutions, lack or failure of transportation facilities, laws or governmental regulations or other causes that are beyond the reasonable control of such party. Obligations hereunder, however, shall in no event be excused but shall be suspended only until the cessation of any cause of such failure. In the event that such force majeure should obstruct performance of this Agreement for more than six (6) months, the parties hereto shall consult with each other to determine whether this Agreement should be modified. The party facing an event of force majeure shall use diligent commercial efforts in order to remedy that situation as well as to minimize its effects. A case of force majeure shall be notified to the other party within 5 days after its occurrence.

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22.8 Severability. If any provision of this Agreement is held illegal, invalid or unenforceable by a court of competent jurisdiction or the arbitration tribunal, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

22.9 No Implied License. Each party recognizes that Licensor grants no license, by implication or otherwise, except for the licenses expressly set forth in this Agreement.

22.10 Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

22.11 Basis of Bargain. Each party recognizes and agrees that the warranty disclaimers and liability and remedy limitations in this Agreement are material bargained for bases of this Agreement and that they have been taken into account and reflected in determining the consideration to be given by each party under this Agreement and in the decision by each party to enter into this Agreement.

[Signature page follows]

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The parties have entered into this Agreement as of the date first written above.

LICENSEE:		LICENSOR:

GOLDSCHMIDT GMBH		HELIX BIOMEDIX, INC.

By:	/s/ Peter Lersch	By:	/s/ David Kirske
Name:	Dr. Peter Lersch	Name:	David Kirske
Title:	Head of R&D Care Ingredients/Biotechnology	Title:	VP and Chief Financial Officer

GOLDSCHMIDT GMBH

By:	/s/ Astrid Wedler
Name:	Astrid Wedler
Title:	Legal Counsel

[SIGNATURE PAGE TO LICENSE AGREEMENT]

EXHIBIT A

PATENT APPLICATIONS

(FILING JURISDICTIONS)

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